Exhibit 99.2
Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200
For Immediate Release
Executive Contact:
Robert C. Atkinson
Vice President-Investor Relations
Chico’s FAS, Inc.
(239) 274-4199
Chico’s FAS, Inc. Appoints Kent A. Kleeberger Executive Vice
President — Chief Operating Officer
Current COO Jeffrey A. Jones Announces Retirement
     Fort Myers, FL — February 22, 2011 - Chico’s FAS, Inc. (NYSE: CHS) today announced that it has appointed Kent A. Kleeberger to the position of Executive Vice President — Chief Operating Officer. Mr. Kleeberger is assuming the position currently held by Jeffrey A. Jones, who is retiring from the company effective March 7, 2011. Mr. Jones has agreed to serve as part-time consultant to the company during a transition period.
     President & CEO David F. Dyer commented, “Jeff Jones’ contribution to the success of the company during his two years as COO is immeasurable. He has been a valued and trusted advisor to me, my executive team and our board of directors.”
     Kent A. Kleeberger, 58, has served as Executive Vice President-Finance and Chief Financial Officer of Chico’s FAS since joining the company in November 2007. From 2004 through October 2007, Mr. Kleeberger was the senior vice president-chief financial officer for Dollar Tree Stores, Inc. From 1998 to 2004, he served in numerous capacities for Tween Brands, Inc., now part of Ascena Retail Group, Inc., culminating in his appointment as executive vice president, chief operating officer, chief financial officer, secretary and treasurer. Prior to that, Mr. Kleeberger served in various financial positions with The Limited, Inc. Mr. Kleeberger serves on the board of directors of Shoe Carnival, Inc. and is chairman of their audit committee.
     Chico’s FAS has retained an executive recruitment firm to conduct a nationwide search for a chief financial officer, a search that will include internal candidates. Mr. Kleeberger will remain the company’s principal financial officer and principal accounting officer until a replacement is appointed.
ABOUT CHICO’S FAS, INC.
     The Company is a women’s specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 1,151 specialty stores, including stores in 48 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico.

     The Chico’s brand currently operates 596 boutique and 65 outlet stores, publishes a catalog during key shopping periods throughout the year, and conducts e-commerce at www.chicos.com.
     White House | Black Market currently operates 342 boutique and 21 outlet stores, publishes a catalog highlighting its latest fashions and conducts e-commerce at www.whbm.com.
     Soma Intimates is the Company’s developing concept with 119 boutique stores and 8 outlet stores today. Soma Intimates also publishes a catalog for its customers and conducts e-commerce at www.soma.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
     Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
     For more detailed information on Chico’s FAS, Inc., please go to our corporate website, www.chicosfas.com.